                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 7, 1998

                          HELIX TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                 0-6866                                    04-2423640
         (Commission File No.)             (I.R.S. Employer Identification No.)

      Mansfield Corporate Center
           Nine Hampshire Street
         Mansfield, Massachusetts                          02048-9171
(Address of Principal Executive Offices)                   (Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (508) 337-5111

                                      N.A.

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                    INFORMATION TO BE INCLUDED IN THE REPORT

THIS REPORT ON FORM 8-K/A AMENDS THE REGISTRANT'S REPORT ON FORM 8-K DATED MAY 7, 1998, WHICH WAS FILED ON MAY 15, 1998 TO INCLUDE THE FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION REQUIRED BY ITEM 7 OF FORM 8-K.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

       Independent Auditors' Report
       Balance Sheets of Granville-Phillips Company as of
              December 31, 1997 and 1996, and March 31, 1998
       Statements of Income of  Granville-Phillips  Company  for the Years Ended
              December 31, 1997, 1996 and 1995 and the Three Months Ended March 31, 1998 and 1997
       Statements of Shareholders' Investment of Granville-Phillips Company for the Years Ended December 31, 1997, 1996 and 1995 and the Three Months Ended March 31, 1998
       Statements of Cash Flows of Granville-Phillips
              Company for the Years Ended December 31, 1997, 1996 and 1995 and the Three Months Ended March 31, 1998 and 1997
       Notes to Financial Statements of Granville-Phillips Company

(b)     PRO FORMA FINANCIAL INFORMATION

       Unaudited Pro Forma Combined Balance Sheet
              as of March 27, 1998
       Unaudited Pro Forma Combined Statements of Operations for the Years Ended
              December 31, 1997, 1996 and 1995 and the Three Months Ended March, 1998 and 1997
       Unaudited Notes to Pro Forma Financial Statements

(c)     EXHIBITS

                                                           Page Number(s) or
                                                           Incorporation by
       Description                                         Reference to

       2.1    Agreement and Plan of Merger dated           Exhibit 2.1 to the
              as of April 16, 1998 among Helix             Company's Form 8-K
              Technology Corporation, Helix                filed May 15, 1998.
              Acquisition Corporation, Granville-
              Phillips Company and certain principal
              stockholders of Granville-Phillips
              Company.

       2.2    Registration Rights Agreement dated          Exhibit 2.2 to the
              May 7, 1998.                                 Company's Form 8-K
                                                           filed May 15, 1998.

                                                           Exhibit 2.3 to the
       2.3    Escrow Agreement dated May 7, 1998.          Company's Form 8-K
                                                           filed May 15, 1998.


       23      Consent of Arthur Andersen LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Granville-Phillips Company:

We have audited the accompanying balance sheets of GRANVILLE-PHILLIPS COMPANY (a Washington S corporation) as of December 31, 1997 and 1996, and the related statements of income, shareholders' investment and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Granville-Phillips Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                             /s/Arthur Andersen LLP



Denver, Colorado,
         February  18, 1998  (except for
         the matter discussed in Note 10,
         as to which the date is May 7, 1998).



                           GRANVILLE-PHILLIPS COMPANY

                                 BALANCE SHEETS

               AS OF DECEMBER 31, 1997 AND 1996 AND MARCH 31, 1998
------------------------------------------------------------------------------------------------------------------------
                                                                                                      (Unaudited)
                                                                      December 31,                     March 31,
(in thousands except per share data)                             1997             1996                   1998
------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
Cash and cash equivalents                                        $ 1,357          $   858              $ 1,354
Short-term cash investments, at cost which
    approximates market                                            3,675            2,700                3,818
Accounts receivable, less allowance
    for doubtful accounts of $90                                   2,814            1,789                2,302
Inventory, net                                                     4,084            3,485                4,441
Prepaid expenses and other                                            42               60                  124
------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                              11,972            8,892               12,039
------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment, at cost                             7,158            6,428                7,433
    Less:  accumulated depreciation                               (4,739)          (4,202)              (4,869)
------------------------------------------------------------------------------------------------------------------------
Net property, plant and equipment                                  2,419            2,226                2,564
Patents, net of accumulated amortization                             162              128                  104
========================================================================================================================
TOTAL ASSETS                                                     $14,553          $11,246              $14,707
========================================================================================================================

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
Accounts payable                                                 $   341          $   189              $   327
Dividends payable                                                    153              134                    -
Accrued liabilities                                                1,102            1,038                1,957
Income taxes payable (Note 3)                                         52               46                  226
------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                          1,648            1,407                2,510
------------------------------------------------------------------------------------------------------------------------
Noncurrent income taxes payable (Note 3)                              39               47                   39
Noncurrent liability (Note 4)                                        217              146                    -
Commitments and contingencies (Note 5)                                 -                -                    -
Shareholders' investment (Notes 6, 7 and 8):
Common stock, authorized 1,000,000
   shares; 110,689 at December 31, 1997 and
   March 31, 1998, and 107,289 at
   December 31, 1996 Series A - voting,
   no par value shares issued and outstanding                      3,506            2,940                7,753
664,134 Series B - non-voting, no par value
   shares issued and outstanding at
   December 31, 1997 and March 31, 1998                              664                -                  664
Retained earnings                                                  9,432            7,591                8,356
Unamortized amount for stock issued under stock
   incentive plans                                                  (953)            (885)              (4,615)
------------------------------------------------------------------------------------------------------------------------
Total Shareholders' Investment                                    12,649            9,646               12,158
========================================================================================================================
TOTAL LIABILITIES AND SHAREHOLDERS' INVESTMENT                   $14,553          $11,246              $14,707
========================================================================================================================
The accompanying notes are an integral part of these financial statements.


                           GRANVILLE-PHILLIPS COMPANY

                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

         AND THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (Unaudited)

---------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)
                                                    For the years ended          For the three months ended
                                                        December 31,                        March 31,
(in thousands)                                  1997      1996         1995            1998        1997
---------------------------------------------------------------------------------------------------------------

Net Sales                                    $25,558    $23,282      $21,703         $ 5,621     $5,386
---------------------------------------------------------------------------------------------------------------

Costs and expenses:
    Cost of sales                             11,588     10,811        9,941           2,842      2,526
    Research and development                   2,642      2,545        1,946             634        583
    Selling, general and administrative        7,228      6,851        6,098           3,114      1,544
---------------------------------------------------------------------------------------------------------------
                                              21,458     20,207       17,985           6,590      4,653
---------------------------------------------------------------------------------------------------------------
Operating income (loss)                        4,100      3,075        3,718            (969)       733

Interest income                                  209        169           90              38         22
Other, net                                        18         38            9               -          -
---------------------------------------------------------------------------------------------------------------
Income (loss) before taxes                     4,327      3,282        3,817            (931)       755
Income taxes - (Note 3) -- State
  tax provision                                  (98)      (113)        (108)           (145)       (25)
---------------------------------------------------------------------------------------------------------------
Net income (loss)                            $ 4,229    $ 3,169      $ 3,709         $(1,076)    $  730
===============================================================================================================

Pro forma information (unaudited):
    Income (loss) before taxes               $ 4,327    $ 3,282      $ 3,817         $  (931)    $  755
    Income tax provision                      (1,719)    (1,300)      (1,480)            151       (306)
---------------------------------------------------------------------------------------------------------------
Net income (loss)                            $ 2,608    $ 1,982      $ 2,337         $  (780)    $  449
===============================================================================================================

The accompanying notes are an integral part of these financial statements.



                           GRANVILLE-PHILLIPS COMPANY

                     STATEMENTS OF SHAREHOLDERS' INVESTMENT

            FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 AND
                   THE THREE MONTH PERIOD ENDED MARCH 31, 1998
                                 (in thousands)
                                                                                                    Unamortized
                                                                                                    Amount for
                                                                                                    Stock Issued
                                                       Voting                    Non-Voting         Under Stock
                                                   Common Stock               Common Stock            Incentive      Retained
                                                Shares        Amount        Shares        Amount        Plans        Earnings

BALANCES, December 31, 1994                       103           $1,626          -         $  -       $  (260)       $ 4,967
   Net income                                       -                -          -            -             -          3,709
   Stock incentive plans (Note 6) -
     Common stock issued                            3              296          -            -          (296)             -
     Increase in estimated value
       of shares                                    -              169          -            -          (169)             -
     Amortization                                   -                -          -            -           217              -
   Stock repurchase                                (3)               -          -            -             -           (280)
   Dividends - cash                                 -                -          -            -             -         (1,244)
                                                  ---           ------        ---         ----       -------        -------
BALANCES, December 31, 1995                       103            2,091          -            -          (508)         7,152
   Net income                                       -                -          -            -             -          3,169
   Stock incentive plans (Note 6) -
     Common stock issued                            3              432          -            -          (432)             -
     Increase in estimated value
       of shares                                    -              297          -            -          (297)             -
     Amortization                                   -                -          -            -           352              -
   Common stock issued for services                 1              120          -            -             -              -
   Dividends - cash                                 -                -          -            -             -         (2,730)
                                                  ---           ------        ---         ----       -------        -------
BALANCES, December 31, 1996                       107            2,940          -            -          (885)         7,591
   Net income                                       -                -          -            -             -          4,229
   Stock incentive plans (Note 6) -
     Common stock issued                            4              442          -            -          (442)             -
     Increase in estimated value
       of shares                                    -              124          -            -          (124)             -
     Amortization                                   -                -          -            -           498              -
   Dividends -
     Cash                                           -                -          -            -             -         (1,724)
     Stock                                          -                -        664          664             -           (664)
                                                  ---           ------        ---         ----       -------        -------
BALANCES, December 31, 1997                       111            3,506        664          664          (953)         9,432
   Net loss (unaudited)                             -                -          -            -             -         (1,076)
   Stock incentive plans
      (Note 6) - (unaudited)
     Increase in estimated value
       of shares                                    -            4,247          -            -        (4,247)             -
     Amortization                                   -                -          -            -           585              -
                                                  ---           ------        ---         ----       -------        -------
BALANCES, March 31, 1998
   (unaudited)                                    111           $7,753        664         $664       $(4,615)       $ 8,356
                                                  ===           ======        ===         ====       =======        =======

The accompanying notes are an integral part of these financial statements.


                           GRANVILLE-PHILLIPS COMPANY

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

----------------------------------------------------------------------------------------------------------------
(in thousands)                                                         1997              1996           1995
----------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
     Net income                                                        $ 4,229          $ 3,169         $ 3,709
     Adjustments to reconcile net income to net
       cash provided (used) by operating activities:
     Depreciation and amortization                                         547              547             520
     Gain on sale of assets                                                  -               (1)             (1)
     Amortization of stock incentive plans                                 498              352             217
     Stock issued for services                                               -              120               -
     Other                                                                  71               83              75
     Net change in operating assets and liabilities (A)                 (1,392)            (241)           (874)
----------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                3,953            4,029           3,646
----------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
     Capital expenditures                                                 (730)            (671)           (539)
     Purchase of short-term cash investments                            (4,445)          (4,277)         (3,676)
     Proceeds from sale of short-term cash investments                   3,470            3,704           2,205
     Proceeds from sale of assets                                            -                1               2
     Purchase of patents                                                   (44)             (31)            (18)
----------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                   (1,749)          (1,274)         (2,026)
----------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
     Cash paid for repurchase of stock                                       -                -            (280)
     Dividends paid                                                     (1,705)          (2,713)         (1,234)
----------------------------------------------------------------------------------------------------------------
Net cash used by financing activities                                   (1,705)          (2,713)         (1,514)
----------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                           499               42             106
Cash and cash equivalents, at the beginning of the period                  858              816             710
================================================================================================================
Cash and cash equivalents, at the end of the period                    $ 1,357          $   858         $   816
================================================================================================================

(A) Change in operating assets and liabilities:
       (Increase)/decrease in accounts receivable                      $(1,025)         $   665         $  (380)
       (Increase)/decrease in inventories, net                            (599)            (699)           (672)
       (Increase)/decrease in prepaid expenses and other                    18               (7)              4
       Increase/(decrease) in accounts payable
         and accrued liabilities                                           216             (149)            148
       Increase/(decrease) in income taxes payable                          (2)             (51)             26
================================================================================================================
       Net change in operating assets and liabilities                  $(1,392)         $  (241)        $  (874)
================================================================================================================

Supplemental disclosure of non-cash financing activities:
       Common stock issued under stock incentive plans                 $   442          $   432         $   296
================================================================================================================

       Stock dividend declared                                         $   664          $     -         $     -
================================================================================================================

The accompanying notes are an integral part of these financial statements.

                           GRANVILLE-PHILLIPS COMPANY

                            STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                   (Unaudited)

---------------------------------------------------------------------------------------------------------------
(in thousands)                                                           1998              1997
---------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
     Net income (loss)                                                   $(1,076)          $  730
     Adjustments to reconcile net income to net
       cash provided (used) by operating activities:
     Depreciation and amortization                                           209               70
     Gain on sale of assets                                                    -              136
     Amortization of stock incentive plans                                   585                -
     Net change in operating assets and liabilities (A)                      871             (473)
---------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                    589              463
---------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
     Capital expenditures                                                   (275)            (134)
     Purchase of short-term cash investments                              (1,775)            (770)
     Proceeds from sale of short-term cash investments                     1,632            1,018
     Purchase of patents                                                     (21)               -
---------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                       (439)             114
---------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
     Dividends paid                                                         (153)            (134)
---------------------------------------------------------------------------------------------------------------
Net cash used by financing activities                                       (153)            (134)
---------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                              (3)             443
Cash and cash equivalents, at the beginning of the period                  1,357              858
===============================================================================================================
Cash and cash equivalents, at the end of the period                      $ 1,354           $1,301
===============================================================================================================

(A) Change in operating assets and liabilities:
       (Increase)/decrease in accounts receivable                        $   512           $ (690)
       (Increase)/decrease in inventories, net                              (357)             211
       (Increase)/decrease in prepaid expenses and other                     (82)               8
       Increase/(decrease) in accounts payable
         and accrued liabilities                                             624               (2)
       Increase/(decrease) in income taxes payable                           174                -
===============================================================================================================
       Net change in operating assets and liabilities                    $   871           $ (473)
===============================================================================================================

The accompanying notes are an integral part of these financial statements.

                           GRANVILLE-PHILLIPS COMPANY

                          NOTES TO FINANCIAL STATEMENTS

         DECEMBER 31, 1997, 1996 AND 1995 AND MARCH 31, 1998 (Unaudited)

         (Monetary Amounts Stated in Thousands Except Per Share Amounts)

1.    ORGANIZATION

Granville-Phillips Company (the "Company") designs, manufactures and sells vacuum pressure measurement and flow control instrumentation to foreign and domestic distributors and end-users.

     Interim Financial Information

The interim financial statements have been prepared by the Company pursuant to the interim reporting rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and disclosures normally accompanying financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth therein. Results for the interim period are not necessarily indicative of the results to be expected for the entire year.

2.   SIGNIFICANT ACCOUNTING POLICIES

     Short-Term Investments

The Company has short-term investments classified as "held-to-maturity" as defined by Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." At December 31, 1997 and 1996, and March 31, 1998, these investments are carried at a cost of approximately $3,675, and $2,700 and $3,818, respectively, which approximates market value, and consists of treasury bills which have an original maturity of longer than three months. Unrealized gains for these securities for the years ended December 31, 1997, 1996 and 1995, and quarter ended March 31, 1998 were immaterial.

     Inventory

Inventory is valued at the lower of cost (last-in, first-out ("LIFO")) or market. The inventory balances were as follows:

                                                                (Unaudited)
                                          December 31,           March 31,
                                     1997           1996          1998

Raw materials and work in
  process (FIFO)                    $3,793         $3,335        $4,046
Finished goods (FIFO)                  509            348           615
                                    ------         ------        ------
                                     4,302          3,683         4,661
Less-LIFO reserve                     (218)          (198)         (220)
                                    ------         ------        ------
                                    $4,084         $3,485        $4,441
                                    ======         ======        ======

                           GRANVILLE-PHILLIPS COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Additions, improvements and betterments are capitalized when incurred. Maintenance and repairs are charged to operations as the costs are incurred. The Company computes depreciation using the straight-line method over the following estimated useful lives beginning when the asset is placed in service:

     Building and improvements                                       10-50 years
     Equipment                                                        3-15 years
     Furniture, fixtures and computer equipment                       5-15 years

Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was approximately $538, $539 and $513, respectively.

     Accrued Liabilities

Accrued liabilities consist of the following as of December 31, 1997 and 1996 and March 31, 1998.

                                                              (Unaudited)
                                        December 31,            March 31,
                                   1997             1996          1998

Accrued salaries and benefits     $ 649           $  605       $1,003
Accrued vacation                    291              281          300
Accrued property taxes               85               83           65
Other accrued expenses               77               69          589
                                  ---------------------------------------
                                  $1,102          $1,038       $1,957
                                  =======================================

                           GRANVILLE-PHILLIPS COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Patents

Patent costs consist primarily of legal and filing fees associated with the patent registration. These costs are amortized over the expected useful life of the issued patent, up to 17 years. The Company's current patents expire between 2004 and 2016; however, expiration of any single patent is not expected to have a material adverse effect on the Company or its operations.

     Revenue Recognition

The company recognizes revenue when title and risk of ownership passes to the customer which generally, as to shipments with FOB destination terms, is upon receipt by the customer and, for shipments with FOB shipping point terms, is upon departure from the Company's dock.

     Research and Development Expenditures

Expenditures  for  research and  development  are expensed  when  incurred.  The
Company incurred approximately $2,642, $2,545 and $1,946 of research and development costs during the years ended December 31, 1997, 1996, and 1995, respectively. For the three-month periods ended March 31, 1998 and 1997, the Company incurred approximately $634 and $583, respectively, of research and development costs.

     Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Income Taxes

The Company has elected to be treated as an S corporation for income tax purposes. The federal and state income taxes related to S corporation income are the responsibility of the individual shareholders of the Company. In certain states, the Company has not elected S corporation status for tax reporting purposes and, therefore, in those states the state income taxes are the responsibility of the Company (see Note 3).

The unaudited pro forma income tax provision and related information presented on the statements of income reflects a provision for taxes as if the company had been a tax paying corporation for all periods presented.

     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

                           GRANVILLE-PHILLIPS COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Evaluation of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the Company evaluates the potential impairment of long-lived assets based upon projections of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. If deemed impaired, the assets are written down to their fair value. Management believes there has been no impairment of the Company's long-lived assets at December 31, 1997.

     Reclassifications

Certain prior period balances have been reclassified to conform with current period presentation.

     New Accounting Pronouncements

The Financial Accounting Standards Board (FASB) recently issued SFAS Nos. 130 "Reporting Comprehensive Income" (SFAS No. 130) and 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 130 requires the presentation of "Other Comprehensive Income", as defined, and is effective for fiscal years beginning after December 15, 1997. The Company has no other comprehensive income. SFAS No. 131 establishes standards for the way public business enterprises report information about operating segments and the related disclosures about products and services, geographic areas and major customers. Adoption of SFAS No. 131 will not have a material effect on the corporation's presentation of operating segments and related disclosures. SFAS 131 is effective for financial statements issued for fiscal years beginning after December 15, 1997.

3.    INCOME TAXES

As a result of the Company's status as an S corporation, federal and state income taxes related to the S corporation income are the responsibility of the individual shareholders of the Company. The total amount of the Company's tax basis in its assets exceeded the amount for book purposes by approximately $100 at December 31, 1997, and certain liabilities for book purposes exceeded the amounts recognized for tax purposes by approximately $500 at December 31, 1997. As a result of the change to an S corporation effective April 1, 1994, the previously deferred income taxes of $79 on certain items, remain a liability of the Company and are payable ratably over a ten-year period. During each of the years ended December 31, 1997, 1996 and 1995, the Company made payments related to this liability of approximately $8. The Company has a remaining income tax liability of approximately $47 related to these taxes of which $8 is reflected as a current liability in the accompanying December 31, 1997 balance sheet.

The provision for income taxes consists of state taxes currently payable of approximately $98, $113 and $108 for the years ended December 31, 1997, 1996 and 1995, respectively. The Company had made estimated state income tax payments of approximately $59, $81 and $60 prior to December 31, 1997, 1996 and 1995, respectively.

                           GRANVILLE-PHILLIPS COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


4.    BENEFIT PLANS

     Retirement Savings Plan

The Company has a defined contribution plan under Section 401(K) of the Internal Revenue Code. The plan covers full-time employees based on a minimum age of 21 and a minimum service of one year. The Company may make discretionary contributions to the plan, but is not required to match any employee contributions. The Company made discretionary contributions of $355, $340 and $300 during the years ended December 31, 1997, 1996 and 1995, respectively. Amounts withheld from employees but not paid to the plan at December 31, 1997 and 1996 were approximately $43 and $40, respectively, and are included in accrued liabilities in the accompanying balance sheets.

        Performance Share Plans

The Company has established several performance share plans for certain key employees. The benefits from the plans, if any, will be paid to the employees in cash and will be based on the current market value, as defined, of the employee's vested shares on the date of payment. The benefits payable to the employees vest pursuant to a formula based on operating results through December 31, 2001. In the event an employee leaves the Company for any reason, other than a leave of absence approved by the Company, prior to vesting, their performance share benefit shall be canceled and forfeited without payment by the Company. The benefits of the plans will be paid to the employees on March 31, 2004, December 31, 2005, December 31, 2006 and December 31, 2007, or earlier upon certain triggering events defined in the agreement. In the event that a majority of the Company's voting stock or assets are sold (see Note 10), the employee's performance share benefit will fully vest and the employee will be paid the value of the shares at the time of sale. The Company, using current market value of the shares, recorded an expense of approximately $71, $83 and $36 for the years ended December 31, 1997, 1996 and 1995, respectively, and a liability of $217 and $146 as of December 31, 1997 and 1996, respectively, related to the plans. For the three-month periods ended March 31, 1998 and 1997, the Company recorded an expense of $748 and $19, respectively, related to the plans. The related liability as of March 31, 1998 and 1997 was $965 and $150, respectively.

                           GRANVILLE-PHILLIPS COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



5.    COMMITMENTS AND CONTINGENCIES

The Company leases manufacturing space and equipment under noncancelable operating leases. The approximate future minimum payments under these operating leases, which expire on various dates through December 31, 2000, are as follows:

           Year ending December 31

1998                                           $243
1999                                            208
2000                                            100
2001                                              -
Thereafter                                        -
                                               ----
                                               $551

Total rent expense related to these leases of approximately $181, $141 and $107 in 1997, 1996 and 1995, respectively, is included in operating expenses.


6.    STOCK INCENTIVE PLANS

The Company has issued shares of common stock to certain key employees under various stock incentive plans. The shares vest pursuant to a formula based on operating results. In addition, the Company has the option to acquire, at no cost, all of the shares held by these employees if they terminate prior to the date the shares vest. During the years ended December 31, 1997, 1996 and 1995, no shares of stock previously granted were forfeited.

Total compensation for the vesting period of the plan is recorded in the financial statements in the year the plan is adopted by a credit to common stock. Estimated compensation is changed annually based on the change in the estimated value of the Company's common stock. The amount expensed each year is the pro rata portion of total compensation for the remaining vesting period based on performance achieved to date. The amount expensed for 1997, 1996 and 1995, respectively, was approximately $498, $352 and $217. For the three-month periods ended March 31, 1998 and 1997, the amount expensed was approximately $585 and $49, respectively. The unamortized compensation amount is reflected as an offset to shareholders' investment. The Company's accounting, as described above, for its stock based incentive compensation plans is consistent with the methods prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees."

                           GRANVILLE-PHILLIPS COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

6.   STOCK INCENTIVE PLANS (Continued)

At December 31, 1997, there were 13,700 shares issued and outstanding that vest through December 31, 2001. At issue date, the estimated value of these shares was approximately $1,384. At December 31, 1997 and at March 31, 1998, the estimated value was approximately $1,781 and $6,028, respectively. For each incentive plan transaction, the Board of Directors ratifies a per share value according to an independent appraisal. The estimated fair values at issue date are computed by multiplying the specific year's per share value times the number of shares issued under each plan.

                      Number of Shares     Issue Date Estimated Fair Value

Increases during -
     1995                    3,400                 $296
     1996                    3,600                 $432
     1997                    3,400                 $442

7.    COMMON STOCK

During 1997, the Company's shareholders approved an increase in the number of authorized common shares to 1,000,000 and the Board of Directors approved the issuance of 664,134 shares of Series B, non-voting common stock as a stock dividend to all existing shareholders. The shareholders also approved a transfer of $1 per share for the stock dividend from retained earnings to capital stock.

8.    RETIREMENT OF STOCK

The state of Washington, under whose laws the Company is incorporated, requires the retirement of stock to be charged to retained earnings as a restriction on dividends.

9.    MAJOR CUSTOMER

Revenue in 1997, 1996 and 1995, from Applied Materials, a leading manufacturer of semiconductor capital equipment, accounted for approximately 32%, 29% and 29% of Company revenues, respectively, and 21% of the total trade accounts receivable at December 31, 1997 and 1996.

10.   SUBSEQUENT EVENT

In a transaction which closed on May 7, 1998, all of the outstanding stock of the Company was exchanged for shares in Helix Technology Corporation.

                          HELIX TECHNOLOGY CORPORATION
                                       AND
                           GRANVILLE-PHILLIPS COMPANY

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                              BASIS OF PRESENTATION

The following unaudited pro forma combined financial statements give effect to the merger of Helix Technology Corporation ("Helix" or "Company") and Granville-Phillips Company ("GPC) under the pooling-of-interests method of accounting. The unaudited pro forma combined financial statements are based on the historical consolidated financial statements and notes thereto (as applicable) of Helix and the historical financial statements and notes thereto (as applicable) of GPC, which are included elsewhere herein.

The unaudited pro forma combined balance sheet assumes that the merger took place on March 27, 1998, and combines Helix's March 27, 1998, consolidated balance sheet with GPC's March 31, 1998, balance sheet. The unaudited pro forma combined statements of operations assume that the merger took place on January 1, 1995, and combines Helix's consolidated statements of operations with GPC's statements of operations for the fiscal years ended December 31, 1997, 1996 and 1995 and the three months ended March 27, 1998 and March 28, 1997 for Helix and March 31, 1998 and 1997 for GPC.

The unaudited pro forma financial information does not purport to represent what the Company's financial position or results of operations would actually have been had the transactions in fact occurred on the dates indicated above, nor to project the Company's financial position or results of operations for any future date or period. The pro forma financial information should be read in conjunction with the accompanying notes and the consolidated financial statements included in the Company's 1997 Annual Report on Form 10-K/A and Quarterly Report on Form 10-Q for the quarter ended March 27, 1998.

                          HELIX TECHNOLOGY CORPORATION
                  PRO FORMA COMBINED BALANCE SHEET (Unaudited)
                              AS OF MARCH 27, 1998


                                                                   Historical                       Pro Forma
(in thousands except per share data)                            Helix         GPC         Adjustments       Combined
--------------------------------------------------------------------------------------------------------------------
ASSETS
Current:
   Cash                                                        $ 8,458       $ 1,354                         $ 9,812
   Investments                                                  25,211         3,818                          29,029
   Receivables                                                  14,647         2,302                          16,949
   Inventories                                                  11,963         4,441                          16,404
   Deferred income taxes                                         4,215             -          $   695          4,910
   Other current assets                                          1,101           124                           1,225
                                                               -------       -------          -------        -------
Total Current Assets                                            65,595        12,039              695         78,329
                                                               -------       -------          -------        -------

Property, plant and equipment                                   27,628         7,433                          35,061
Less:  accumulated depreciation                                (18,190)       (4,869)                        (23,059)
                                                               -------       -------                         -------
Net property, plant and equipment                                9,438         2,564                          12,002
                                                               -------       -------                         -------

Other assets                                                     6,590           104                           6,694
                                                               -------       -------                         -------

TOTAL ASSETS                                                   $81,623       $14,707          $   695        $97,025
                                                               ========      =======          =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
   Accounts payable                                            $ 5,764       $   327                         $ 6,091
   Payroll and compensation                                      1,864           505                           2,369
   Retirement costs                                              3,176           655                           3,831
   Income taxes                                                  3,159           265                           3,424
   Other accrued liabilities                                       504           797          $ 2,225          3,526
                                                               -------       -------          -------        -------
Total current liabilities                                       14,467         2,549            2,225         19,241
                                                               -------       -------          -------        -------

Stockholders' Equity
   Common stock                                                 19,832         8,417           (6,134)        22,115
   Unamortized amount for stock incentive plans                      -        (4,615)             184         (4,431)
   Capital in excess of par                                      3,582             -           10,043         13,625
   Currency translation adjustment                                (283)            -                            (283)
   Retained earnings                                            44,025         8,356           (5,623)        46,758
                                                               -------       -------          -------        -------
Total Stockholders' Equity                                      67,156        12,158           (1,530)        77,784
                                                               -------       -------          -------        -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $81,623       $14,707          $   695        $97,025
                                                               =======       =======          =======        =======

The accompanying notes are an integral part of these financial statements.


                          HELIX TECHNOLOGY CORPORATION
             PRO FORMA COMBINED STATEMENT OF OPERATIONS (Unaudited)
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                Historical                Pro Forma
(in thousands except per share data)                         Helix         GPC       Adjustments       Combined
------------------------------------------------------------------------------------------------------------------
Net sales                                                  $131,519      $25,558                        $157,077
                                                           -------------------------------------------------------

Costs and expenses:
Cost of sales                                                69,210       11,588                          80,798
Research and development                                      8,899        2,642                          11,541
Selling, general and administrative                          24,189        7,228                          31,417
                                                           -------------------------------------------------------
                                                            102,298       21,458                         123,756
                                                           -------------------------------------------------------
Operating income                                             29,221        4,100                          33,321

Other income                                                  3,271          227                           3,498
                                                           -------------------------------------------------------
Income before taxes                                          32,492        4,327                          36,819
Income taxes                                                (11,177)         (98)     $(1,621)           (12,896)
                                                           -------------------------------------------------------
Net income                                                 $ 21,315      $ 4,229      $(1,621)          $ 23,923
                                                           =======================================================
Net income per share:
   Basic                                                   $   1.08                                     $   1.08
   Diluted                                                 $   1.07                                     $   1.07
                                                           =======================================================
Number of shares used in per share calculations:
   Basic                                                     19,768                     2,310             22,078
   Diluted                                                   19,970                     2,310             22,280
                                                           =======================================================

The accompanying notes are an integral part of these financial statements.


                          HELIX TECHNOLOGY CORPORATION
             PRO FORMA COMBINED STATEMENT OF OPERATIONS (Unaudited)
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                 Historical                Pro Forma
(in thousands except per share data)                          Helix         GPC       Adjustments       Combined
------------------------------------------------------------------------------------------------------------------
Net sales                                                   $128,383      $23,282                        $151,665
                                                            -----------------------------------------------------

Costs and expenses:
Cost of sales                                                 68,081       10,811                          78,892
Research and development                                       7,668        2,545                          10,213
Selling, general and administrative                           20,922        6,851                          27,773
                                                            --------------------------------------------------------
                                                              96,671       20,207                         116,878
                                                            --------------------------------------------------------
Operating income                                              31,712        3,075                          34,787

Other income                                                   2,730          207                           2,937
                                                            --------------------------------------------------------
Income before taxes                                           34,442        3,282                          37,724
Income taxes                                                 (12,485)        (113)        $(1,187)        (13,785)
                                                            -------------------------------------------------------
Net income                                                  $ 21,957      $ 3,169         $(1,187)       $ 23,939
                                                            ========================================================
Net income per share:
   Basic                                                    $   1.12                                     $   1.10
   Diluted                                                  $   1.10                                     $   1.08
                                                            ========================================================
Number of shares used in per share calculations:
   Basic                                                      19,670                        2,118          21,788
   Diluted                                                    19,978                        2,118          22,096
                                                            ========================================================

The accompanying notes are an integral part of these financial statements.

                          HELIX TECHNOLOGY CORPORATION
             PRO FORMA COMBINED STATEMENT OF OPERATIONS (Unaudited)
                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                               Historical                Pro Forma
(in thousands except per share data)                        Helix         GPC       Adjustments       Combined
-----------------------------------------------------------------------------------------------------------------
Net sales                                                 $123,667      $21,703                        $145,370
                                                          -------------------------------------------------------

Costs and expenses:
Cost of sales                                               67,740        9,941                          77,681
Research and development                                     4,534        1,946                           6,480
Selling, general and administrative                         19,588        6,098                          25,686
                                                          -------------------------------------------------------
                                                            91,862       17,985                         109,847
                                                          -------------------------------------------------------
Operating income                                            31,805        3,718                          35,523

Other income                                                 1,909           99                           2,008
                                                          -------------------------------------------------------
Income before taxes                                         33,714        3,817                          37,531
Income taxes                                               (12,729)        (108)       $(1,372)         (14,209)
                                                          -------------------------------------------------------
Net income                                                $ 20,985      $ 3,709        $(1,372)        $ 23,322
                                                          =======================================================
Net income per share:
   Basic                                                  $   1.08                                     $   1.08
   Diluted                                                $   1.05                                     $   1.05
                                                          =======================================================
Number of shares used in per share calculations:
   Basic                                                    19,478                       2,114           21,592
   Diluted                                                  20,010                       2,114           22,124
                                                          =======================================================

The accompanying notes are an integral part of these financial statements.


                          HELIX TECHNOLOGY CORPORATION
             PRO FORMA COMBINED STATEMENT OF OPERATIONS (Unaudited)
                    FOR THE THREE MONTHS ENDED MARCH 27, 1998


                                                              Historical                Pro Forma
(in thousands except per share data)                       Helix         GPC       Adjustments       Combined
---------------------------------------------------------------------------------------------------------------
Net sales                                                 $25,872      $ 5,621                         $31,493
                                                          ----------------------------------------------------
Costs and expenses:
Cost of sales                                              13,857        2,842                          16,699
Research and development                                    2,553          634                           3,187
Selling, general and administrative                         5,695        3,114                           8,809
                                                          ----------------------------------------------------
                                                           22,105        6,590                          28,695
                                                          -------------------------------------------------------
Operating income                                            3,767         (969)                          2,798

Other income                                                  690           38                             728
                                                          -------------------------------------------------------
Income before taxes                                         4,457         (931)                          3,526
Income taxes                                               (1,516)        (145)       $296              (1,365)
                                                          -------------------------------------------------------
Net income                                                $ 2,941      $(1,076)       $296             $ 2,161
                                                          =======================================================
Net income per share:
   Basic                                                  $   .15                                      $   .10
   Diluted                                                $   .15                                      $   .10
                                                          =======================================================
Number of shares used in per share calculations:
   Basic                                                   19,832                    2,383              22,215
   Diluted                                                 19,990                    2,383              22,373
                                                          =======================================================

The accompanying notes are an integral part of these financial statements.


                          HELIX TECHNOLOGY CORPORATION
             PRO FORMA COMBINED STATEMENT OF OPERATIONS (Unaudited)
                    FOR THE THREE MONTHS ENDED MARCH 28, 1997


                                                                 Historical                Pro Forma
(in thousands except per share data)                          Helix         GPC       Adjustments       Combined
--------------------------------------------------------------------------------------------------------------------
Net sales                                                    $29,022       $5,386                         $34,408
                                                             -------------------------------------------------------
Costs and expenses:
Cost of sales                                                 15,559        2,526                          18,085
Research and development                                       1,875          583                           2,458
Selling, general and administrative                            5,745        1,544                           7,289
                                                             -------------------------------------------------------
                                                              23,179        4,653                          27,832
                                                             -------------------------------------------------------
Operating income                                               5,843          733                           6,576

Other income                                                     654           22                             676
                                                             -------------------------------------------------------
Income before taxes                                            6,497          755                           7,252
Income taxes                                                  (2,339)         (25)      $(281)             (2,645)
                                                             -------------------------------------------------------
Net income                                                   $ 4,158       $  730       $(281)            $ 4,607
                                                             =======================================================
Net income per share:
   Basic                                                     $   .21                                      $   .21
   Diluted                                                   $   .21                                      $   .21
                                                             =======================================================
Number of shares used in per share calculations:
   Basic                                                      19,738                   2,118               21,856
   Diluted                                                    19,918                   2,118               22,036
                                                             =======================================================

The accompanying notes are an integral part of these financial statements.

                          HELIX TECHNOLOGY CORPORATION
                                       AND
                           GRANVILLE-PHILLIPS COMPANY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1. The unaudited pro forma combined financial statements of Helix Technology Corporation ("Helix") and Granville- Phillips Company ("GPC") give retroactive effect to the merger, which has been accounted for as a pooling of interest, as if the combining companies had been merged for all periods presented.

2. The unaudited pro forma combined financial statements combine historical financial data of Helix for the three months ended March 27, 1998 and March 28, 1997 and the years ended December 31, 1997, 1996 and 1995 with financial data of GPC for the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995.

3. GPC was treated as a Subchapter S Corporation for income tax purposes for periods subsequent to December 31, 1994 and, as such, income was taxed at the shareholder level. As a result of the merger, the tax status o GPC has changed from a Subchapter S Corporation to a C-Corporation. The adjustment for income taxes in the unaudited pro forma combined statements of operations is to reflect income taxes for GPC at the statutory rates (after effect of permanent differences) in effect during the periods presented as if GPC had been a C Corporation. The adjustment for net deferred tax assets includes the impact of temporary differences between book and tax basis of assets at the date of the merger. In addition, the portion of undistributed earnings ($3,909) generated during the periods that GPC was taxed as an S corporation is transferred from retained earnings to capital in excess of par in accordance with SAB topic 4B.

4. The unaudited pro forma combined earnings per share amounts are based on the combined weighted average number of shares of Helix common stock and GPC common stock outstanding for each period, based on an effective exchange ratio of 3.2265 shares of Helix common stock for each share of GPC common stock. The unaudited pro forma combined balance sheet reflects the issuance of 2,382,925 shares of Helix common stock ($1.00 par value) in exchange for all of the outstanding common stock of GPC at May 7, 1998.

5. The unaudited pro forma combined financial statements do not include adjustments to conform the accounting policies of GPC to those followed by Helix. The nature and extent of such adjustments, if any, will be based upon further study and analysis and are not expected to be material.

6. Merger and other costs to be incurred by Helix and GPC are estimated to be approximately $3,555 including approximately $1,750 of compensation expense to be recorded relating to a mark-to-market adjustment for performance shares and shares of common stock owned by certain key employees under various stock incentive plans. Selling, general and administration expenses for GPC for the three months ended March 31, 1998 includes approximately $1,350 of the mark-to-market adjustment. The remaining merger and other costs will be charged against net income in the second quarter when the merger is completed and accordingly, the effects of these costs have not been reflected in the unaudited pro forma combined statements of operations. Total merger and other costs have been reflected in the unaudited pro forma combined balance sheet.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                  HELIX TECHNOLOGY CORPORATION



Date:  July 14, 1998                         By:  /s/Michael El-Hillow
                                                  Michael El-Hillow
                                                  Senior Vice President
                                                  and Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit Number                      Description

EX-23                               Independent Auditor's Consent